Exhibit 5
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                              [Gannett letterhead]


                                   May 8, 2001




Gannett Co., Inc.
1100  Wilson Boulevard
Arlington, Virginia   22234

Ladies and Gentlemen:

         I have acted as counsel to Gannett Co., Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 12,000,000 shares of the Company's common stock, par value $1.00 per share (which includes 11,990,000 shares of common stock registered but not issued in connection with the Company's 1978 Executive Long-Term Incentive Plan, which shares are carried forward to and deemed covered by the Registration Statement) (collectively, the "Shares"), to be issued by the Company as provided in the Registration Statement pursuant to the Company's 2001 Omnibus Incentive Compensation Plan (the "Plan").

         In this connection, I have examined the originals or copies, certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, resolutions of the Company's Board of Directors and the Plan. I express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the General Corporation Law of the State of Delaware.

         Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable by the Company under the laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/Thomas L. Chapple
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                                Thomas L. Chapple